      As filed with the Securities and Exchange Commission on June 23, 2000
                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                             NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                              72-1123385
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

3850 NORTH CAUSEWAY BLVD., SUITE 1770
           METAIRIE, LOUISIANA                                    70002
  (Address of principal executive offices)                      (Zip Code)

                             NEWPARK RESOURCES, INC.
                        1995 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                  JAMES D. COLE
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NEWPARK RESOURCES, INC.
                      3850 NORTH CAUSEWAY BLVD., SUITE 1770
                            METAIRIE, LOUISIANA 70002
                     (Name and address of agent for service)

                                 (504) 838-8222
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             HOWARD Z. BERMAN, ESQ.
                            ERVIN, COHEN & JESSUP LLP
                       9401 WILSHIRE BOULEVARD, 9TH FLOOR
                             BEVERLY HILLS, CA 90212
                                 (310) 273-6333

                                              CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                   PROPOSED
                                                                    MAXIMUM             PROPOSED
               TITLE OF                                             OFFERING             MAXIMUM             AMOUNT OF
           SECURITIES TO BE                 AMOUNT TO BE             PRICE              AGGREGATE          REGISTRATION
              REGISTERED                    REGISTERED(*)        PER UNIT(**)       OFFERING PRICE(*)           FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under the         2,750,000 shares             $8.0625           $22,171,875           $5,853.38
1995 Incentive Stock Option Plan

=========================================================================================================================

(*) Represents the additional shares of Common Stock issuable as a result of the amendment of the 1995 Incentive Stock Option Plan (the "1995 Plan") approved at the annual meeting of stockholders on June 14, 2000. The 5,250,000 shares originally authorized under the 1995 Plan (as adjusted for a two-for-one stock split and a 100% stock dividend) have been previously registered on Form S-8 (Registration No. 333-07225).

(**) Calculated pursuant to Rule 457(h)(1) based on the average of the high and low sales prices of the registrant's common stock on June 20, 2000, as reported by the New York Stock Exchange ($8.0625).

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Newpark Resources, Inc. ("Newpark") hereby incorporates by reference into this Registration Statement the following documents:

         (a) Newpark's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) Newpark's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c)      Current Report on Form 8-K dated June 1, 2000; and

         (d) The description of the Common Stock of Newpark contained in its Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such description may be amended from time to time.

         All reports and other documents filed by Newpark subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be considered a part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation to, and the registrant's bylaws require that it, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         As permitted under Section 145 of the GCL, the registrant's bylaws also provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification provided by section 145 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The registrant's Certificate of Incorporation (the "Certificate") provides that the registrant shall indemnify, to the fullest extent permitted by law, each of its officers, directors, employees and agents who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant. The Certificate also provides that, to the fullest extent permitted by law, no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director.

         The Certificate also provides that the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in any such capacity, or arising out of his status as such, regardless of whether the registrant is empowered to indemnify such person under the provisions of law. Newpark does not currently maintain any such insurance.

ITEM 8. EXHIBITS

4.1      Newpark Resources, Inc. 1995 Incentive Stock Option Plan (the "1995
         Plan").(1)

4.2 Form of Incentive Stock Option Agreement used in connection with the 1995 Plan.(2)

4.3 Form of Nonstatutory Stock Option Agreement used in connection with the 1995 Plan.(2)

5.1      Opinion of Ervin, Cohen & Jessup.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Ervin, Cohen & Jessup (included in Exhibit 5.1).

24.1     Powers of Attorney (set forth on Pages II-5 and II-6).

------------------------

(1) Previously filed in the Exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

(2) Previously filed in the Exhibits to the registrant's Registration Statement on Form S-8 (Registration No. 333-07225) and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

A.       The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a copy to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on June 22, 2000.

                                       NEWPARK RESOURCES, INC.


                                       By /s/ James D. Cole
                                         ---------------------------------------
                                         James D. Cole, Chairman of the Board
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Cole and Matthew W. Hardey, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                                    TITLE                                            DATE
         ----------                                    -----                                            ----

   /s/ James D. Cole                                 Chairman of the Board, President                 June 22, 2000
-------------------------------------------------    and Chief Executive Officer
         James D. Cole


  /s/ Matthew W. Hardey                              Vice President of Finance                        June 22, 2000
-------------------------------------------------    and Chief Financial Officer
         Matthew W. Hardey


  /s/ Wm. Thomas Ballantine                          Executive Vice President                         June 22, 2000
-------------------------------------------------    and Director
         Wm. Thomas Ballantine


  /s/ David P. Hunt                                  Director                                         June 22, 2000
-------------------------------------------------
         David P. Hunt

  /s/ Alan J. Kaufman                                Director                                         June 22, 2000
-------------------------------------------------
         Dr. Alan J. Kaufman


  /s/ James H. Stone                                 Director                                         June 22, 2000
-------------------------------------------------
         James H. Stone


  /s/ Roger C. Stull                                 Director                                         June 22, 2000
-------------------------------------------------
         Roger C. Stull


  /s/ David Baldwin                                  Director                                         June 22, 2000
-------------------------------------------------
         David Baldwin

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1      Newpark Resources, Inc. 1995 Incentive Stock Option Plan (the "1995
         Plan").(1)

4.2 Form of Incentive Stock Option Agreement used in connection with the 1995 Plan.(2)

4.3 Form of Nonstatutory Stock Option Agreement used in connection with the 1995 Plan.(2)

5.1      Opinion of Ervin, Cohen & Jessup.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Ervin, Cohen & Jessup (included in Exhibit 5.1)

24.1     Powers of Attorney (set forth on Pages II-5 and II-6).

------------------------

(1) Previously filed in the Exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

(2) Previously filed in the Exhibits to the registrant's Registration Statement on Form S-8 (Registration No. 333-07225) and incorporated by reference herein.